AGREEMENT FOR PURCHASE AND SALE OF ASSETS

This Agreement ("Agreement") is made as of October 1, 2010, by and between Surge Global Energy Inc., a Delaware corporation ("Buyer"), and David McGuire, an individual dba SEC-Compliance, and SEC-Compliance, Inc. (“Seller”) with reference to the following facts:

A.	Seller owns the assets of SEC Compliance and all of the shares of SEC Compliance, Inc.

B.	Buyer desires to purchase from Seller and Seller desires to sell to Buyer, on the terms and subject to the conditions contained in this Agreement, all of the assets set forth herein.

  C.. Buyer acknowledges that Seller will suffer damages if the transactions contemplated by this Agreement are not consummated

THEREFORE, the parties hereto agree as follows:

 1.  Transfer of Assets. Subject to the terms and conditions set forth in this Agreement, Seller and agrees to sell, convey, transfer, assign, and deliver to Buyer, and Buyer agree to those assets (the "Assets") listed on Schedule A hereto.

 2.  Consideration for Transfer. The consideration for the transfer of the Assets shall be One Hundred Thousand Dollars ($100,000.00) plus Five Million (5,000,000) shares of common stock of Buyer (collectively, the Purchase Price).

(a) as a deposit on its purchase of the Assets from Seller, Buyer has previously delivered a cash deposit in the amount of Twenty Thousand Dollars 20,000.00) in the form of a wire transfer directly to Seller (the Deposit"). In the event that this transaction does not close, Buyer shall be entitled to the return of  $18,000.00  of this deposit.

(b) As payment for the transfer of the Assets by Seller to Buyer, Buyer shall deliver to Seller at the closing, in accordance with the provisions of paragraph 13, the following:

(i)	(Buyers' secured installment promissory note ("Secured Note"), in the principal amount of Eighty Thousand Dollars ($80,000), dated as of the closing date. The Secured Note shall be in the form of Exhibit A, and:. and shall be secured by a lien on all of the Assets set forth in Schedule A pursuant to a Security Agreement in the form of Exhibit B, including filings as are necessary to perfect such security interest; and

(ii)	Stock certificates in Seller’s name representing Five Million (5,000,000) shares of common stock of Buyer.

         4.     Reserved
         5.     Taxes and Fees.
(a)    Buyer shall pay all sales and use taxes arising out of the transfer of the Assets.  Buyer shall not be responsible for any income, sales,  business, occupation, withholding, or similar tax, or any taxes of any kind related to any period before the closing date, unless specifically assumed as a liability by Buyer pursuant to this Agreement.

(b)    Buyer shall issue to Seller a Form 1099 for the year ended  December 31, 2010 for the value of the assets purchased by Buyer and Seller shall be responsible for all Federal and State income taxes thereon.

 6.     Representations and Warranties of Seller. Seller represents and warrants that:

 6.1. Authority. Seller has all necessary powers to carry on its business as now owned and operated by Seller.

 6.2. Real Property. The Seller owns no real property.

 6.3.  Schedule of Assets. Schedule A hereto lists the Assets sold pursuant to this Agreement which represent all of the assets owned by Seller to and including from August 1, 2010 to the date of closing.

 6.4. Litigation. Seller has no actual knowledge of any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or threatened against or affecting the Assets, or any of its businesses, assets, or financial condition.

 6.5. Authority and Consents. Seller has the right, power, legal capacity and authority to enter into, and perform their respective obligations under this Agreement.

 6.6. Disclaimer. Buyer acknowledges that prior to the closing of the transaction, Seller has represented to Buyer the assets set forth on Schedule A as being all of the assets of Seller and there are no liabilities other than $1,300.00 in travel expenses. Buyer has not had an opportunity to inspect the Assets as fully as Buyer desired. David McGuire has the authority to bind Seller to any affirmation, representation, promise or warranty concerning the Assets and Buyer has relied on his representations. The Assets are sold AS IS and with all faults. BUYER AGREES THAT, AS TO THE ASSETS, THE IMPLIED WARRANTY OF MERCHANTABILITY IS EXPRESSLY EXCLUDED FROM THIS AGREEMENT AND THAT THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THE DESCRIPTION OF THE FACE HEREOF EXCEPT AS TO TITLE AND THAT THERE ARE NO LIENS OR ENCUMBRANCES ON THE ASSETS. Buyer also acknowledges that no warranty has arisen through trade or custom or course of dealing with Seller.

6.7.   Disclaimer as to Business Operations. Buyer is aware that Seller has previously operated the business only between the dates of August 1, 2010 and through to the date of this Agreement.

 7.     Buyer's Representations and Warranties. Buyers represent and warrant that:

 7.1. Obligations Binding on Buyer. The Agreement, Secured Note, Security Agreement and Consulting Agreement when executed, will be duly authorized, validly executed and shall constitute binding obligations of Buyer in accordance with their terms.

 7.2. Authority and Consents. Buyer has the right, power, legal capacity and authority to enter into, and perform its obligations under, this Agreement. All required authorizations and consents of the Board of Directors and shareholders of Buyer have been granted.

 7.3   Organization, Good Standing and Qualification. Buyer is a corporation that is duly-organized, validly existing and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry out its business.

 7.4   The Shares shall be validly issued, fully paid and non-assessable.

 7.5. Full Disclosure. None of the representations and warranties made by Buyer, or made in any certificate, memorandum or schedule furnished or to be furnished by Buyer, or on their behalf, contains or will contain any untrue statement of a material fact, or omit any material fact, the omission of which would be misleading.

 7.6. Bankruptcies. Except as disclosed to Seller in writing, Buyer has never been a party to, or the debtor in, any bankruptcy or such other related debtor/creditor proceeding, nor has Buyer petitioned for relief under the bankruptcy laws of the United States.

 7.7.  Survival. Buyer’s representations and warranties shall survive the Closing until the Note has been paid in full.

 8.     Sellers' Obligations before Closing. Seller covenants that from the date of this Agreement until the closing:

 8.1. Conduct of Business in Normal Course. Seller will carry on with the business and activities in substantially the same manner as they previously have been carried out, and shall not make or institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting, or operation that will vary materially from those methods used by the Seller as of the date of this Agreement.

 8.2. New Transactions. Sellers shall not without Buyers' written consent, which shall not be unreasonably withheld, do or agree to do any of the following acts:

 (a)   Enter into any contract, commitment, or transaction not in the usual and ordinary course of Seller’s business without obtaining Buyer’s approval.

 9.     Buyers' Obligations before Closing.

 9.1.  Information to Be Held in Confidence. Buyer agrees to hold in confidence all information acquired from Seller.

 9.2.    Securing Consents of Third Parties. As soon as reasonably practicable after the execution and delivery of this Agreement, and in any event on or before the closing date, if necessary, Buyer will obtain the consents of all necessary persons to their performance of this Agreement and the Buyer's assumption of any obligations under it.

 10.      Seller’s Obligations before Closing.

 10.1.  Accuracy of Seller’s Representations and Warranties. Except as otherwise permitted by this Agreement, all representations and warranties by Seller in this Agreement or in any written statement that shall be delivered to Buyers by any of them under this Agreement shall be true on and as of the closing date as though made at that time.

 10.2.  Performance by Seller. Seller shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, or any of them, on or before the closing date.

 11.     Conditions Precedent to Seller’s Performance. The obligations of Seller to sell and transfer the Assets under this Agreement are subject to the satisfaction, at or before the closing date, of all the following conditions:

 11.1.  Accuracy of Buyers' Representations and Warranties. All representations and warranties contained in this Agreement or in any written statement delivered by Buyer under this Agreement shall be true on and as of the closing date as though such representations and warranties were made on and as of that date.

 11.2.  Buyer’s Performance. Buyer shall have performed and comply with all covenants and agreements, and satisfied all conditions that are required by this Agreement to be performed, complied with, or satisfied, before or at the closing date.

 11.3.  Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the closing date against Buyer or Seller.

11.4.   Corporate Approval. This Agreement and the performance of Buyer’s covenants and obligations under this Agreement shall have been duly authorized by all necessary corporate action, and Seller shall have received copies of all resolutions pertaining to that authorization, certified by the Secretary of Corporation.

 11.5.  No Material Adverse Change. During the period prior to the closing date, there shall not have been any material adverse change in the financial condition of the Buyer, and Buyer shall not have sustained any material loss or damage to its assets, whether or not insured, which materially affect its ability to conduct a material part of the business being acquired hereunder.

 11.6.  Certification by Buyers and Corporation. Seller shall have received a certificate, at the closing date, signed and verified by Buyer’s Chief Executive Officer, in such detail as Seller and its counsel may reasonably request, that the conditions specified in paragraphs 11.1 through 11.5 have been fulfilled.

 12.      Closing.

 12.2.  Closing. The transfer of the Assets by Seller to Buyer (the "Closing") shall take place at the office of Buyer at: 990 Highland Drive Suite 206 Solana Beach Ca 92075 or by signed documents sent via email on October 1, 2010.  In the event that the conditions specified in this Agreement have not been fulfilled by such date, the closing shall be extended, but not beyond October 15, 2010.

 13.     Parties Obligations at Closing.

 13.1.   Seller’s Obligations at Closing. At the Closing, Seller shall deliver or cause to be delivered to Buyer:

(a)     Instruments of assignment and transfer of all of the Assets of Seller to be transferred hereunder; and

(B)    Stock certificates representing all the issued and outstanding shares of SEC Compliance, Inc. (“SEC Compliance Shares”).

Simultaneously, with the consummation of the transfer, Seller will put Buyer into full possession and enjoyment of all the Assets to be conveyed and transferred by this Agreement.

13.2.   Buyer’s Obligations at Closing. At the Closing, Buyer’s shall deliver to Seller the following instruments and documents against delivery of the items specified in paragraph 13.1:

 (a)   The  Note;

 (b)   Stock certificates in Seller’s name representing Five Million (5,000,000) shares of common stock of Buyer;

  (c)  The Security Agreement evidencing the security interest granted Sellers in the Assets and SEC Compliance Shares (“Collateral”);

  (d)  A UCC-1 financing statement (the "Financing Statement"), dated as of the closing date, perfecting Sellers' security interest in the Collateral;

  (e)  Any other document necessary to perfect Sellers' security interest in any Assets or the SEC Compliance Shares;

  (f)   Certified resolutions of Buyer's Board of Directors, in a form satisfactory to counsel for Sellers authorizing the performance of obligations under this Agreement; and

  (g)  The certificate required by paragraph 11.6.

         14.     Other Obligations of the Parties.

        14.1.  Seller’s Indemnities. Seller shall indemnify, defend, and hold harmless Buyer against and in respect of and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys' fees, that it shall incur or suffer, which arise, result from, or relate to any breach of, or failure by Seller or from any lawsuits or claims subsequently made against Buyer arising from Seller’s current or prior activities. Seller will perform all of its representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Seller under this Agreement and shall execute any documents necessary to perfect the agreements set forth herein.

 14.2.  Buyer’s Indemnities. Buyer shall indemnify, defend, and hold harmless Seller against and in respect of all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys' fees, that it shall incur or suffer, which arise, result from, or relate to any breach of, or failure by Buyer to perform any of its representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Buyer under this Agreement and shall execute any documents necessary to perfect the agreements set forth herein.

 14.3.  Consulting Services by David McGuire. As a part of this Agreement, David McGuire shall perform consulting services for Buyer in the operation of SEC Compliance as described in the Consulting Agreement of even date herewith attached hereto as Exhibit “C”.  Monies payable to David McGuire by Buyer under the Consulting Agreement are an integral part of this transaction, and any breach by Buyer with regard to payments under the Consulting Agreement to David McGuire shall be deemed a default under the Note and Security Agreement if the Note is unpaid.

         14.4.  Change in Control. Without first obtaining the written consent of Seller and upon thirty (30) days written notice, which consent shall not be unreasonably withheld, Buyer shall not assign, pledge or transfer a majority  interest, voluntarily or involuntarily, in or to any or all of the SEC Compliance Assets or the SEC-Compliance, Inc. shares to any person or entity except to another of the Buyer’s entities during the initial two year term of Seller’s Engagement Agreement.

 15.      Costs.

 15.1.   Expenses. Each of the parties shall pay their own costs and expenses incurred or to be incurred by them in negotiating and preparing this Agreement, and related documents, and in closing and carrying out the transactions contemplated by this Agreement.

 16.     Form of Agreement.

 16.1.  Effect of Headings. The subject headings of the paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

 16.2.  Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of and other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

 16.3.  Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

 17.     Parties.

 17.1.  Parties in Interest. Nothing in this Agreement whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

 17.2.  Assignment. his Agreement shall not be assignable nor its duties delegable to any other person or entity without the express written approval of Seller, which may be withheld in Seller’s sole and absolute discretion. Furthermore, if Seller elects to allow the assignment of the Agreement to a third party, then Seller may accelerate any obligations due to Seller under this Agreement, the Secured Note, the Security Agreement or the Consulting Agreement.

 17.3.   Binding Nature. This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective heirs, legal representatives, successors, and assigns.

 18.     Remedies.

 18.1.  Recovery of Litigation Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

 18.2.

 18.2. Defaults Permitting Termination. If either Buyer or Seller materially defaults in the due and timely performance of any of their warranties, covenants, or agreements under this Agreement, the non-defaulting party or parties may on the closing date give notice of termination of this Agreement, in the manner provided in paragraph 20. The notice shall specify with particularity the default or defaults on which the notice is based. The termination shall be effective five (5) days after the closing date, unless the specified default or defaults have been cured on or before this effective date for termination.

 19.     Nature and Survival of Representations and Warranties. All representations, warranties, covenants, agreements of the parties contained in this Agreement, or in any instrument, or other writing provided for in it, shall survive the closing for that period of time reasonably necessary to consummate this transaction, and all its related performances and obligations.

 20.     Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

To Buyer:	Surge Global Energy, Inc. ATT: E. Jamie Schloss, CEO 990 Highland Drive Suite 206 Solana Beach, CA 92075

To Seller:	David McGuire 10599 Wilshire Blvd., Suite #307 Los Angeles, CA 90024

Copy to:	Ruba Qashu, ESQ Burkhalter Kessler Goodman & George LLP 2020 Main Street, Suite 600 Irvine, CA 92614 T: 949.975.7500 / F: 949.975.7501

Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

 22.  Further Assurances. From time to time as the circumstances require, the parties hereto shall execute such additional documents or take such other further actions reasonably necessary to implement the terms of this Agreement.

 23.  Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to the other persons or circumstances shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

 24.  Time Is of the Essence. Time is of the essence in the performance of obligations under this Agreement and any of its related documents.

 25.  Governing Law. This agreement shall be construed in accordance with, and governed by; the laws of the State of California and any actions relating to the transaction hereto shall be initiated and maintained exclusively in any state court of competent jurisdiction in San Diego County, or federal court in the federal district in which San Diego County is located.

 IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

SELLER:	BUYER:
David McGuire	Surge Global Energy, Inc.

/s/ David McGuire	/s/ E. Jamie Schloss
David McGuire,	E. Jamie Schloss
On behalf of SEC-Compliance and	By its: Chief Executive Officer
SEC-Compliance, Inc.

EXHIBIT “A”

(ASSET PURCHASE AGREEMENT)

SECURED PROMISSORY NOTE

$80,000.00 (US DOLLARS)	San Diego, California October 1, 2010

1.           Promise to Pay.  For value received, the undersigned parties (hereinafter referred to as “Makers”) promises to pay to David McGuire or his assignee (“Holder”), at: 10599 Wilshire Blvd., Suite #307, Los Angeles, CA 90024, or such other place as Holder may from time to time designate in writing, the principal sum of $80,000.00. This Secured Promissory Note (“Note”) is being executed in conjunction with that certain Agreement for Purchase and Sale of Assets of even date herewith (“Asset Purchase Agreement”), that certain Consulting Agreement of even date herewith (“Consulting Agreement”) and that certain Security Agreement of even date herewith (“Security Agreement”).

2.           Terms of Payments.  This Note will be payable without interest as follows:  (i) $20,000 will be payable via wire transfer on October 1, 2010 and (ii)  the remaining $60,000.00 will be payable in 6 monthly payments of principal of $10,000.00, the first of which will be due on November 1, 2010.  The Payments will be made in lawful money of the United States of America.

3.           Surrender of Note; Prepayment.  After all principal and late payment penalties, as applicable, at any time owed on this Note have been paid in full; this Note will be surrendered to Makers for cancellation and will not be reissued.  This Note may be prepaid in whole or in part at any time without penalty or bonus.

                                5.           Event of Default.  Each of the following events will constitute an “Event of Default:”

(a)           Nonpayment by Maker of any of the Payments under this Note or the within 5 business days after the date when due; or

(b)           Default in the due observance or performance of any covenant, condition or agreement on the part of Maker in this Note (excluding the Payments, as referred to in (a), above) and such default is not cured within 5 days by Maker; or

(c)           Maker is adjudicated a bankrupt or insolvent, or consents to the appointment of a receiver, trustee or liquidator of itself or of any material part of its property, or admits in writing its inability to pay its debts generally as they come due, or makes a general assignment for the benefit of creditors, or files a voluntary petition or an answer seeking reorganization or arrangement in a proceeding under any applicable bankruptcy law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Maker in any such proceeding, or, by voluntary petition, answer or consent, seeks relief under the provisions of any other existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or Maker or its directors or majority stockholders take action looking to the dissolution or liquidation of Maker; or

(d)           An order, judgment or decree is entered by any court of competent jurisdiction appointing, without the consent of Maker, a receiver, trustee or liquidator of Maker or of any material part of its property, and such receiver, trustee or liquidator has not been removed or discharged within 60 days thereafter, or any material part of the property of Maker is, in any judicial proceeding, sequestered and not returned to the possession of Maker within 60 days thereafter; or

(e)           A petition against Maker in a proceeding under any bankruptcy law (as now or hereinafter in effect) is filed and is not dismissed within 30 days after such filing, or, in case the approval of such petition by a court of competent jurisdiction is required, is filed and approved by such a court as properly filed and such approval is not withdrawn or the proceeding dismissed within 30 days thereafter, or if, under the provisions of any other similar law providing for reorganization or winding up of corporations and which may apply to Make any court of competent jurisdiction, custody or control of Maker or of any material part of its property and such jurisdiction, custody or control is not relinquished or terminated within 30 days thereafter; or

                      6.           Remedies.  If an Event of Default occurs and Maker fails to cure said default within 5 business days, then all obligations of Maker to Holder hereunder will immediately become due and payable in full, and Holder may protect and enforce its rights by a suit in equity, in arbitration and/or by any other appropriate proceeding, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of Holder.  Nothing contained in this Section will in any manner impair that absolute and unconditional right of Maker to receive payment of the principal and interest on this Note when the same becomes due and payable in accordance with the terms hereof, and to institute suit for the enforcement of such payment.

                      7.           Waiver of Demand, Present, Protest, Etc.  The Maker hereof waives demand, presentment for payment, protest, notice of protest and notice of nonpayment of this Note, and all other notices of any kind.  To the fullest extent permitted by law, the defense of the statute of limitations is waived with respect to collection of amounts owing under this Note.

                      8.           Late Payments.  Maker and Holder agree that, from the nature of the matter, it will be extremely difficult to fix the actual damage, out of pocket expense and administrative efforts which would accrue to Holder, in the event Maker should not receive a Payment on or prior to the date the same is due.  Maker therefore agrees that a late charge of 10% of the amount of the Payment will be added to the Payment which is paid to Holder more than 5 days after the date the Payment is due according to the terms hereof, without the necessity of written notice, as liquidated damages to compensate Holder for the damage Holder will sustain by reason of such late payment being made more than 5 days after the date said installment is due. All late payments and any penalties thereon shall accrue simple interest at a rate of 10% per annum until paid in full after a payment is late. Interest shall be calculated based on a 360 day year.

                      9.           Cumulative Remedies; Waiver.  No remedy herein conferred upon Holder is intended to be exclusive of any other remedy, and each and every such remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise and may be pursued singularly, successively or together.  No course of dealing between Maker and Holder will operate as a waiver of any right of Holder under this Note, and no delay on the part of Holder in exercising any right hereunder will so operate.  No single or partial exercise of any power hereunder will preclude the exercise of any other power.

                      10.         No Offset.  Maker agrees to pay all amounts under this Note without offset, deduction, claim, counterclaim, defense or recoupment, all of which are hereby waived.

                      11.         Maximum Interest Rate.  In the event that this Note requires the payment of interest in excess of the maximum amount permissible under applicable law, then Maker’s obligations hereunder will, automatically and retroactively, be deemed reduced to the highest maximum amount permissible under applicable law.  In the event Holder receives as interest an amount which would exceed such maximum applicable rate, the amount of any excess interest will not be applied to the payment of interest hereunder, but will, automatically and retroactively, be applied to the reduction of the unpaid principal balance due hereunder.  In the event and to the extent such excess amount of interest exceeds the outstanding unpaid principal balance hereunder, any such excess amount will be immediately returned to Maker by Holder.

        12.   Security.To secure the payment of this Note, Maker and Holder are executing the Security Agreement and Holder is filing a UCC-1 Financing Statement, which perfects Holder’s security interest in all of the assets of only the Maker’s business acquired from Holder under the Asset Purchase Agreement known as SEC Compliance or SEC Compliance, Inc.

                      13.         Modification.  Neither this Note nor any term hereof may be waived, amended, discharged, modified, changed, or terminated orally, nor will any waiver of any provision hereof, be effective except by an instrument in writing signed by Maker and Holder.

                      14.           Binding Effect; Severability.  Whenever used herein, the words “Maker” and “Holder” will be deemed to include their respective heirs, personal representatives, successors and assigns.  This Note will be binding upon the successors and assigns of Maker and will inure to the benefit of Holder and its heirs, endorsees and assigns.  In the event that any provision of this Note is deemed invalid, illegal, or unenforceable, all other provisions of the Note which are not affected by such invalidity, illegality or unenforceability will remain in full force and effect.  Further, the parties agree that such provision deemed invalid, illegal or unenforceable will be reduced in scope, power or effect only to the extent necessary to render the Note valid and enforceable.

                      15.           Time is of the Essence.  Time is of the essence with respect to each and every provision of this Note.

                      16.           Interpretation; Headings; Gender.   In the event an ambiguity or question of intent or interpretation arises, this Note will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Note.  The subject headings of the sections and subsections of this Note are included for purposes of convenience only, and will not affect the construction or interpretation of any of its provisions.  Whenever in this Note as the context may so require, the masculine gender will be deemed to refer to and include the feminine and neuter, and the singular will refer to and include the plural, and vice versa.

                      17.           Governing Law; Jurisdiction; Venue.  This Note will be construed, interpreted, and enforced in accordance with, and governed by, the laws of the State of California without regard to conflicts of law’s provisions thereof.  The parties agree that any action or proceeding brought to enforce or declare rights arising out of or relating to this Note will be brought exclusively in the State or Federal Courts in San Diego County, California, and the parties further consent to the jurisdiction of said Courts and waive any claims of forum non convenient or any other claims relating to venue.

                      18.           Arbitration.  Any controversy, dispute or claim of whatever nature in any way arising out of or relating to this Note shall be resolved, at the request of Holder or Maker, by final and binding arbitration in San Diego, California before J.A.M.S., also known as Judicial Arbitration and Mediation Services, (“JAMS”) in accordance with JAMS’ then-current policies and procedures for arbitration of disputes. Notwithstanding, any claim by any party for equitable relief, including but not limited to, a temporary restraining order, preliminary injunction or permanent injunction against another party shall be excluded from binding arbitration under this Agreement

                      19.           Attorneys’ Fees.  If any party brings an action, arbitration, or other proceeding arising out of or relating to this Note, the Prevailing Party (as hereinafter defined) will be entitled to recover its reasonable attorneys’ fees and other costs incurred in the action, arbitration, or proceeding, in addition to any other relief to which the Prevailing Party may be entitled.  The term “Prevailing Party” will include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense.  The attorneys’ fees award will not be computed in accordance with any court fee schedule, but will be such as to fully reimburse all attorneys’ fees reasonably incurred.
.
                      20.           Notices.  All notices to be given under this Note must be in writing and will be deemed served upon receipt by the addressee or, if mailed, upon the expiration of 48 hours after deposit in the United States Postal Service, certified mail, postage prepaid, addressed to the address of Maker or Holder as set forth in the Asset Purchase Agreement.:
IN WITNESS WHEREOF, Maker has caused this Note to be executed on the date first written above.

MAKER

Surge Global Energy, Inc.,
A Delaware corporation

By:	/s/ E. Jamie Schloss
E. Jamie Schloss
Its:	Chief Executive Officer

EXHIBIT “B”

(TO ASSET PURCHASE AGREEMENT)

SECURITY AGREEMENT
                     This Security Agreement (the “Agreement”) is dated October 1, 2010 (the “Effective Date”), and is between Surge Global Energy, a Delaware corporation (“Borrower”) and David McGuire, an individual (“Secured Party”). Borrower and Secured Party are sometimes collectively referred to herein as “Parties” and individually a “Party”.

RECITALS:

                      WHEREAS, Borrower is executing that certain Secured Promissory Note of even date herewith (“Note”), that certain Consulting Agreement of even date herewith (“Consulting Agreement”) and that certain Agreement for Purchase and Sale of Assets of even date herewith (“Asset Purchase Agreement”); and

                      WHEREAS, in order to induce Secured Party to agree to the terms of the Note, Consulting Agreement and Asset Purchase Agreement, Borrower agrees to provide a security interest in and to the assets purchased by Borrower pursuant to the Asset Purchase Agreement.

                      NOW, THEREFORE, in consideration of the mutual promises, covenants, and undertakings specified herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, and with the intent to be obligated legally, the Parties agree as follows:

AGREEMENT:

              1.     Creation of Security Interest; Collateral.  As collateral security for the payment of all Indebtedness of Borrower to Secured Party, Borrower hereby grants and conveys to Secured Party a first priority continuing security interest in and lien upon all now owned and hereafter acquired property and assets of Borrower related to the business known as SEC Compliance (the “Business”) and the Proceeds and products thereof (which property, assets and Proceeds, together with all other collateral security for the obligations now or hereafter granted to or otherwise acquired by Secured Party, are referred to herein collectively as the “Collateral”), including, without limitation, all property of Borrower acquired by Borrower pursuant to the Asset Purchase Agreement and including without limitation the collateral described in Schedule “1” attached hereto.

              As used herein:

               “Proceeds” has has the meaning ascribed to such term in the UCC and shall also include, but not be limited to, (a) any and all proceeds of any and all insurance policies (including, without limitation, life insurance, casualty insurance, business interruption insurance and credit insurance), indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral or otherwise, (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency, and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

              “Indebtedness” means any and all present and future payment obligations of Borrower to Secured Party, whether incurred pursuant to a loan, line of credit or otherwise and whether consisting of obligations for principal, interest, costs or attorneys’ fees charged against Borrower or other obligations of Borrower to Secured Party.

              “UCC” means the Uniform Commercial Code as presently enacted in California (or any successor legislation thereto), and as the same may be amended from time to time, and the state counterparts thereof as may be enacted in such states or jurisdictions where any of the Collateral is located or held.

              2.     Warranties by Borrower.  Borrower hereby represents and warrants to Secured Party as follows: (a) except for the security interest created by this Agreement, Borrower has good and marketable title to all of the Collateral, free of any levy, attachment, lien or encumbrance; (b) the execution and delivery of this Agreement is authorized; and (c) the execution and delivery of this Agreement does not constitute a breach or default under any other agreement to which Borrower is a party.

              3.       Covenants of Borrower.  Until such time as the Indebtedness has been paid in full, Borrower shall:  (a) maintain the Collateral in good condition and repair, except as to inventory or other Collateral sold in the ordinary course of Borrower’s business; (b) keep such of the Collateral which is insurable adequately insured with a reputable insurance company against all material risks usually insured against by companies operating similar businesses; (c) allow Secured Party, and any person designated by Secured Party, free access to, and the right without judicial process to, inspect the Collateral and any other property of Borrower, and inspect, audit, check and make extracts from Borrower’s books, records, accounts, correspondence and other data relating to Borrower’s business and any transactions into which Borrower has entered; (d) provide Secured Party, in a form satisfactory to Secured Party, such information as Secured Party may request regarding the Collateral; (e) maintain complete and accurate books and records comprising a standard and modern accounting system in accordance with generally accepted accounting principles that record and specify accurately and correctly Borrower’s income, expenses, assets and liabilities; (f) timely comply with all terms, covenants, conditions and/or obligations it incurs with Secured Party and all other third parties; (g) timely comply with all laws, statutes, regulations, ordinances and insurance policies relating to the possession, operation, maintenance and control of the Collateral; (h) not allow any levy, attachment, lien or encumbrance to be made upon all or any part of the Collateral; and (i) not surrender, sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any interest therein (except as to inventory or other Collateral sold or otherwise disposed of in the ordinary course of Borrower’s business).

              4.        Default.  The following events shall constitute a Default under this Agreement:

                                (a)           Borrower’s failure to timely make any payment due pursuant to the Note or Consulting Agreement and the occurrence of any event of default under the Note or Consulting Agreement;

                                (b)           Borrower’s failure to timely pay any Indebtedness owing to Secured Party;

                                (c)           Borrower’s failure to comply with any other covenant, condition or obligation of this Agreement;

                                (d)           Borrower makes, or has made, any material misstatement or misrepresentation to Secured Party;

                                (e)            Borrower’s default under any covenant, representation, term or warranty contained in any agreement or contract with a third party which default would result in liability to the Borrower in excess of $25,000; or

                                (f)             There occurs any event or a change in the condition or affairs, financial or otherwise, of Borrower which, in the reasonable opinion of Secured Party, impairs Secured Party's security or ability of Borrower to discharge its obligations hereunder or under the Note or which impairs the rights of Secured Party in Borrower’s Collateral.

              5.        Rights and Remedies upon Default.  In the event of a Default, Secured Party may then, or at any time thereafter as long as such Default exists, do any, some or all of the following:

                                (a)           Accelerate and declare to be due and payable immediately any or all Indebtedness;

                                (b)           Take possession of any or all of the Collateral and dispose of the Collateral in one or more parcels at a public or private sale or sales at Secured Party’s option in order to satisfy any part of the Indebtedness;

                                (c)           Enter onto any of Borrower’s premises without judicial process to search for, take possession of, keep, store, or remove any of the Collateral and remain on such premises or cause a custodian to remain thereon without charge for so long as Secured Party deems necessary in order to complete the enforcement of his rights pursuant to this Agreement or any other agreement;

                                (d)           Exercise any and all rights and remedies which Secured Party may have pursuant to the Note and Consulting Agreement; and

                                (e)           Take any other lawful actions which Secured Party may have to collect the Indebtedness.

              6.          Financing Statements. Borrower hereby authorizes Secured Party to file Financing Statements with respect to the Collateral in form acceptable to Secured Party and its counsel, and hereby ratifies any actions taken by Secured Party prior to the date hereof to file such Financing Statements.  Borrower shall, at all times, do, make, execute, deliver and record, register or file all Financing Statements and other instruments, acts, pledges, leasehold or other mortgages, amendments, modifications, assignments and transfers (or cause the same to be done), and will deliver to Secured Party such instruments and/or documentation evidencing items of Collateral, as may be requested by Secured Party to better secure or perfect Secured Party's security interest in the Collateral or any lien with respect thereto. Borrower acknowledges that it is not authorized to file any Financing Statement or amendment or termination statement with respect to any Financing Statement without the prior written consent of Secured Party and agrees that it will not do so without the prior written consent of Secured Party. For the purposes of this Agreement “Financing Statements” means the UCC-1 Financing Statements to be filed with applicable governmental authorities of each state or commonwealth or political subdivisions thereof pursuant to which Secured Party shall perfect its security interest in the Collateral.

              7.           Inconsistent Terms. In the event of a conflict between this Agreement and the Note and/or Consulting Agreement, to the maximum extent permitted by applicable law, the terms and conditions set forth herein shall prevail over any other conflicting document.

              8.          Other Documents.  Each of the Parties hereto shall execute and deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.

              9.           Time of Essence.  Time is of the essence in the performance by Borrower of the covenants, conditions and obligations set forth in this Agreement.

              10.         Parties in Interest.  This Agreement shall be binding upon and inure to the benefit of the Parties, and the heirs, personal representatives, permitted successors and permitted assigns of the Parties.

              11.        Entire Agreement.  The Agreement and the Note together contain the entire agreement between the Parties with respect to the subject matter hereof, and supersede all prior agreements, understandings and writings between the Parties with respect to the subject matter hereof.

              12.         Amendments in Writing.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally.  This Agreement may be amended or any term changed, waived, discharged or terminated, only by an agreement in writing signed by the Parties.

              13.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same document.

              14.         Advice of Counsel.  Each Party acknowledges and agrees that they have given mature and careful thought to this Agreement and that they have been given the opportunity to independently review this Agreement with legal counsel.

              15.         Ambiguities Not Construed Against Drafting Party.  In the event of an ambiguity in or dispute regarding the interpretation of this Agreement, the interpretation of same shall not be resolved by any rule of interpretation providing for interpretation against the Party who causes the uncertainty to exist or against the draftsman.

              16.        Unenforceable Terms.  Should any of the provisions of this Agreement be declared by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby, and said illegal or invalid part, term or provision shall be deemed not to be part of this Agreement.

              17.         Notices.  All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the Parties as provided in the Asset Purchase Agreement:

              18.           Costs of Collection.  In the event of a default hereunder, the Borrower agrees to pay any and all costs and expenses which may be incurred by the Secured Party hereof in connection with the enforcement of any of its rights under this Agreement and/ or the Note or under any such other instrument, including court costs and reasonable attorneys' fees.

              19.  APPLICABLE LAW: THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, THE LAWS OF WHICH BORROWER HEREBY EXPRESSLY ELECTS TO APPLY TO THIS AGREEMENT, WITHOUT GIVING EFFECT TO PROVISIONS FOR CHOICE OF LAW THEREUNDER.  BORROWER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS AGREEMENT SHALL BE COMMENCED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT.

20.  WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY WAIVES ANY AND ALL RIGHTS THAT IT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN BORROWER AND SECURED PARTY OR THEIR SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE NOTE.  IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDINGS BETWEEN BORROWER AND SECURED PARTY.

              21.  CONSENT TO JURISDICTION. BORROWER HEREBY (a) IRREVOCABLY SUBMITS AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA, LOS ANGELES COUNTY, WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT AND/OR THE COLLATERAL OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, AND (b) WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS WITH RESPECT THERETO.  IN ANY SUCH ACTION OR PROCEEDING, BORROWER WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS AND PAPERS THEREIN AND AGREES THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT ITS OFFICES SET FORTH IN THIS AGREEMENT OR OTHER ADDRESS THEREOF OF WHICH SECURED PARTY HAS RECEIVED NOTICE AS PROVIDED IN THIS AGREEMENT.  NOTWITHSTANDING THE FOREGOING,  BORROWER CONSENTS TO THE COMMENCEMENT BY SECURED PARTY OF ANY ACTION OR PROCEEDING IN ANY OTHER JURISDICTION TO ENFORCE ITS RIGHTS IN AND TO THE COLLATERAL AND WAIVES ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH ACTION OR PROCEEDING.

               IN WITNESS WHEREOF, the Parties have executed this Security Agreement as of the Effective Date.

BORROWER

Surge Global Energy, Inc.,
A Delaware Corporation

By:	/s/ E. Jamie Schloss
E. Jamie Schloss
Its: Chief Executive Officer

Acknowledgment of, and agreement to, terms and conditions:

SECURED PARTY
David McGuire, an individual

By:	/s/ David McGuire
David McGuire

SCHEDULE “1”

Collateral

All segregable properties, assets and rights of the Borrower used in or in connection with the Business, whether operated as a separate division by Borrower or otherwise, including, without limitation, now owned or hereafter acquired at any time by Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest, wherever located or situated, all As-Extracted Collateral, Chattel Paper, Commercial Tort Claims, Consignments, Contracts, Copyrights, Copyright Licenses, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Letters of Credit, Patents, Patent Licenses, Payment Intangibles, Promissory Notes, Receivables, Records, Software, Supporting Obligations, Trademarks, Trademark Licenses, and Vehicles, and to the extent not otherwise included, all Proceeds (including condemnation proceeds), all Accessions and additions thereto, and all substitutions and replacements therefore and products of any and all of the foregoing.

The capitalized terms used herein shall have the meanings set forth below.  All other terms used herein are used as so defined in the UCC.

“Business” means the business currently known as “SEC Compliance” or “SEC Compliance, Inc.”.

“Commercial Tort Claims” means all Commercial Tort Claims as that term is defined in Article 9 of the UCC.

“Contracts” means the separate contracts between the Borrower and its customers, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of the Borrower to receive moneys due and to become due to it there under or in connection therewith, (b) all rights of the Borrower to damages arising out of, or for, breach or default in respect thereof and (c) all rights of the Borrower to perform and to exercise all remedies there under; but excluding any contracts, the assignment or hypothecation of which, for collateral purposes, would result in a default or require, or cause, a forfeiture or permit a revocation of material rights under such contract.

“Copyrights” means (a) all copyrights of the United States or any other country, including; (b) all copyright registrations filed in the United States or in any other country; and (c) all proceeds thereof.

“Copyright License” means all agreements, whether written or oral, providing for the grant by the Borrower of any right to use any Copyright.

“Equipment” means all machinery, equipment, furniture, fixtures, conveyors, tools, materials, laboratory equipment, storage and handling equipment, hydraulic presses, cutting equipment, computer equipment and hardware, including servers, central processing units, terminals, drives, memory units, printers, keyboards, screens, peripherals and input or output devices, molds, dies, stamps, vehicles, and other equipment of every kind and nature and wherever situated now or hereafter owned by Borrower or in which Borrower may have any interest as lessee or otherwise (to the extent of such interest), together with all additions and accessions thereto, all replacements and all accessories and parts therefore, all manuals, blueprints, databases, know-how, warranties and records in connection therewith, all rights against suppliers, warrantors, manufacturers, sellers or other in connection therewith, and together with all substitutions for any of the foregoing.

“Inventory” means all present and future goods intended for sale, lease, or other disposition by Borrower including, without limitation, all raw materials, work in process, finished goods and other retail inventory, goods in the possession of outside processors or other third parties, goods consigned to Borrower to the extent of its interest therein as consignee, materials and supplies of any kind, nature or description which are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of any such goods, and all documents of title or documents representing the same.

“Investment Property” means any and all investment property of Borrower as defined in UCC, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and whether now existing or hereafter acquired or arising.

“Patents” means (a) all letters patent of the United States and all reissues and extensions thereof, (b) all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof or any other country, and (c) all proceeds thereof, including the goodwill of the business connected with the use of and symbolized by the Patents.

“Patent License” means all agreements, whether written or oral, providing for the grant by the Borrower of any right to manufacture, use or sell any invention covered by a Patent.

“Records” means all books, records, customer lists, ledger cards, computer programs, computer tapes, disks, printouts and records and other property and general intangibles at any time evidencing or relating to any of the types (or items) of property covered by this Schedule I, whether now in existence or hereafter created.

“Receivables” means all present and future accounts and accounts receivable, together with all security therefore and guaranties thereof and all rights and remedies relating thereto including any right of stoppage in transit.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether registered in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof or otherwise; (b) all renewals thereof; and (c) all proceeds thereof, including the goodwill of the business connected with the use of and symbolized by the Trademarks.

“Trademark License” means any agreement, written or oral, providing for the grant by the Borrower of any right to use any Trademark.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any.

ENGAGEMENT AGREEMENT

EXHIBIT “C”

(TO ASSET PURCHASE AGREEMENT)

 This Engagement Agreement (the “Agreement”), dated October 1, 2010, is made and entered into by and between Surge Global Energy, Inc., a Delaware corporation (the “Company”) and David McGuire, an individual residing at: 10599 Wilshire Blvd., Suite 307, Los Angeles, CA 90024 (“Executive”).

ARTICLE I

DUTIES AND TERM

 1.1           Engagement.  In consideration of their mutual covenants and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the Company agrees to hire Executive, and Executive agrees to provide services to the Company, upon the terms and conditions herein provided.

 1.2           Position and Responsibilities.

(a)           Executive will serve as the President of SEC Compliance, Inc. in charge of managing SEC Compliance (or such other companies, title or titles, if any, as may be assigned to Executive) reporting directly to the Company’s Chief Executive Officer, E. Jamie Schloss (who, for purposes of this Agreement may be referred to as the “President” ).  Executive’s duties will also include marketing, business development and financial advisory services.  Executive agrees to perform such services as may from time to time be assigned to him by the President or by the Company’s Board of Directors provided that such services are, at all times, commensurate with those services which would be typically provided by a Vice President in charge of managing SEC Compliance. Executive will perform the majority of his job responsibilities from his home office or such other location as Executive and the Company agree.  Executive agrees that his position with the Company, overseeing SEC Compliance, will be his primary occupation during the Term.  In turn, the Company acknowledges that Executive will devote a reasonable amount of professional time to fulfilling Executive’s duties and obligations to other enterprises with which Executive is affiliated or engaged.

(b)           Executive further agrees to serve, if elected, as a director of the Company or of any subsidiary or affiliate of the Company, or officer of the company, Executive shall have the right to refuse such appointment, and if he does, the options provided for in the LOI shall not be granted.

(c)           During the period of his engagement hereunder, Executive will devote his reasonable best efforts to the faithful performance of his duties hereunder.    Executive agrees not to engage in any business activity that would materially interfere with Executive’s performance of his duties under this Agreement.  The Company acknowledges that Executive’s current roles and responsibilities with respect to other enterprises with which Executive is affiliated or engaged do not and shall not be deemed to interfere with Executive’s performance of his obligations under this Agreement. ..

 1.3           Term.  The term of Executive’s engagement under this Agreement will commence on October 1, 2010 and will continue until October 31, 2012, unless earlier terminated by either party pursuant to Article III.  If not terminated by either party in accordance with Article III, the Company will have the option to extend Executive’s engagement for an additional three (3) year term. The entire period during which Executive is engaged pursuant to this Agreement is referred to herein as the “Term”.

                1.4           Independent Contractor Status.  The Company and Executive agree that Executive will perform the services hereunder as an independent contractor and not an employee of the Company  until December 31, 2010. The Company will treat Executive as an independent contractor and will, if required to do so, issue Executive a Form 1099 in 2010.  Executive will be responsible for reporting and paying taxes on all compensation paid to Executive under this Agreement. Executive will indemnify and hold the Company harmless from any losses, penalties, or interest which it incurs by reason of Executive’s failure to pay Executive’s taxes when due. At January 1, 2011, the Company and Executive will re-evaluate Executive’s role with the Company in order to determine whether or not Executive will be classified as an employee of the Company or continue to be classified as an independent contractor.  Notwithstanding such a re-classification, this Agreement shall remain in full force and effect unless and until superseded or amended by writing signed by both parties.

ARTICLE II

COMPENSATION

For all services rendered by Executive in any capacity during his engagement under this Agreement, including, without limitation, services as a director, officer or member of any committee of the Board of the Company or of the Board of Directors of any subsidiary or affiliate of the Company, the Company will compensate Executive as follows:

 2.1           Base Compensation.  Commencing on October 1, 2010, the Company will pay to Executive an annual base compensation of $120,000.00 (the “Base Compensation”), in accordance with the Company’s standard payroll policies including compliance with applicable withholding requirements in the appropriate jurisdictions, or shall pay this compensation to a company of David McGuire’s choice.  The Base Compensation will be reviewed annually by the Board or a committee designated by the Board and the Board or such committee and Executive will negotiate in good faith, based upon the prior year’s performance by Executive, to determine Executive’s Base Compensation for the succeeding year. Executive will receive an annual compensation increase at least commensurate with the base compensation increase, if any, that the Company gives to its other senior executives.

 2.2           Incentive Compensation.  In addition to the Base Compensation provided for above, Company will pay Executive the following as incentive compensation:

2.2.1           Share of Increased Profits of the Company.  Executive will be entitled to receive a bonus equal to 10% of the amount by which the Company’s Net Profits from its SEC Compliance divisions1 (but none other), for the fiscal year ending December 31, 2011 and any subsequent complete fiscal year during which this Agreement is still in effect exceed $120,000.00 (the “Incentive Bonus”).  Net Profits for the fiscal year December 31, 2011 will serve as the constant base year for purposes of calculating the Incentive Bonus to be paid to Executive for each subsequent fiscal year.  For purposes of this Agreement,  “Net Profits”, will be determined consistent with the Company’s past accounting practices consistently applied and means, generally speaking, the Company’s annual revenues derived from its SEC Compliance divisions minus its expenses directly attributable to the SEC Compliance divisions (which expenses will include allocated state and federal tax payments,  Executive’s Base Compensation, and its share of the Company’s corporate overhead)  The Company will pay Executive the Incentive Bonus within 60 days of the date the Company determines its Net Profits for the applicable fiscal year.  If Executive’s engagement with the Company terminates for any other reason other than Cause (as defined below) the Company will pro-rate the Incentive Bonus for the corresponding fiscal year through Executive’s last day of engagement.  If the Company terminates Executive’s engagement for Cause, Executive will not be eligible to receive the Incentive Bonus for the fiscal year in which Executive’s termination date falls.

As used in this Agreement, “Cause” is defined as follows: (i) engaging in any act of illegal harassment, discrimination, physical violence or other unlawful conduct that exposes the Company to the risk of significant legal liability or which has a direct and substantial adverse effect on the Company’s reputation and/or financial well-being; (ii) unauthorized disclosure of Confidential Information of the Company (as defined in Exhibit “A” hereof) (iii) falsifying or altering the Company records; (iv) theft of, or deliberately causing harm to, Company property; (v) breach of a fiduciary duty owed to the Company; (vi) engaging in any act of misconduct which in any way has a direct and substantial adverse effect on the Company’s reputation and/or financial well-being; (vii) failure to devote a reasonable amount of time to the business and management of the Company in accordance with the terms hereof or failure to satisfactorily perform the job functions required by Executive’s position with the Company for a period of two (2) consecutive months, for reasons other than the poor health of Executive, following notice to Executive and a reasonable opportunity to cure.

2.2.2           Share of Profits of New Businesses. Executive will be eligible, for as long as he remains employed by the Company under this Agreement, to receive an additional bonus of up to 10% of the Net

1 As used herein “SEC Compliance divisions” means all subsidiaries or affiliates of the Company whose business consists of Edgar compliance, securities compliance, and financial printing.

Profits received or earned by the Company (whether received as income, profits, dividends, sale proceeds or in any other form that recognizes the Company’s  ownership interest, and whether received as a shareholder, licensor, joint venture or otherwise), during the Term from any new company or business founded or created at any time during the Term of this Agreement for which Executive materially participates in its creation (“New Business Bonus”).  The Company will take all steps it deems necessary and appropriate to secure or otherwise have recognized its ownership or other payment rights with respect to such new businesses; to the extent it is commercially reasonable and feasible to do so, in the Company’s reasonable business judgment.  Any bonus payable under this Section 2.2.2 will be pro-rated as of Executive’s last day of engagement with the Company.  In addition, if during the Term of this Agreement, Executive materially participates in the creation of any New Business (as defined below) the Company and Executive agree to negotiate in good faith, on a case-by-case basis, to determine an amount of compensation to be paid to Executive that reasonably compensates Executive for his contribution, giving regard to the New Business’ actual financial success and the industry, market sector and geographical area(s) in which such New Business actually transacts business.  For purposes of this Agreement, “New Business” means: (i) a business created or founded during the Term from which the Company (or its shareholders or any company under common ownership with the Company) derives a direct financial benefit; and (ii) that offers for sale goods or services which are materially different to (or are delivered in a materially different manner from) those goods and services that were offered for sale by the Company or its affiliated companies at any time prior to the Term.

 2.3           Stock Options in Company.  As additional compensation from the Company, and in consideration for Executive’s ongoing advice and expertise and agreeing to become a director of the Company, Executive will receive options to purchase 400,000 shares of the Company’s common stock (the “Option”) vesting monthly over a term of two years with vesting commencing on the date the stock options are issued, which date shall be no later than October 15, 2010. The exercise price per share of common stock shall be equal to the closing price of the common stock on the OTC Bulletin Board on the date that Executive is elected to the Surge Board of Directors on the date granted.  The Option shall accelerate and vest in its entirety if the Company terminates executive without Cause and Executive shall have at least thirty days to exercise the entire Option. If Executive ceases to be a director or employee of the Company, then the options vested shall be determined on a pro rata basis from the date of issuance to the date of termination.   The Option shall be further subject to the additional terms and conditions provided in the Option Agreement, attached hereto as Exhibit “B”.

 2.4           Additional Benefits.  If and when Executive becomes an employee of the Company, Executive will receive health insurance for himself at the Company’s expense.  Executive may purchase health insurance for his family on the same terms as such insurance is made available to other Executives of the Company.  If and when Executive becomes an employee of the Company, Executive will be entitled to participate in such other Executive benefit and welfare programs, plans and arrangements (including, without limitation, pension, supplemental pension and other retirement plans, group disability benefits, travel or accident insurance plans) and to receive fringe benefits, such as dues and fees of professional organizations and associations, which are from time to time available to the Company’s executive personnel; provided, however, there will be no duplication of termination or severance benefits, and to the extent that such benefits are specifically provided by the Company to Executive under other provisions of this Agreement, the benefits available under the foregoing plans and programs will be reduced by any benefit amounts paid under such other provisions.  The Company may terminate or reduce benefits under any benefit plans and programs to the extent such reductions apply uniformly to all of the Company’s executive personnel entitled to participate therein, and Executive’s benefits will be reduced or terminated accordingly.  The Company will not pay Executive the cash equivalent of any benefit it offers to Executive which Executive declines for any reason to accept.  Specifically, without limitation, Executive will receive the following benefits:

(a)           Reimbursement of Business Expenses.  Whether Executive is deemed and employee or consultant, the Company will, in accordance with standard Company policies, pay or reimburse Executive for all reasonable travel and other expenses incurred by Executive in performing his obligations in an amount not to exceed $2,000.00 per month.  Executive will submit an expense report on the last day of each month, starting on October 31, 2010.

                                               (b)           Vacations, Sick and Personal Time (PST).  If and when Executive becomes an employee of the Company, Executive will be entitled to 18 business days excluding Company holidays, of paid vacation and personal and sick time (PST) during each 12-month period of full-time engagement with the Company.  PST accruals may not exceed 30 business days. In other words, once Executive has accrued 30 days’ accrued PST, Executive will accrue no additional PST time until Executive has taken vacation and his accrued vacation time has dropped below the 30 day maximum.

ARTICLE III

TERMINATION OF ENGAGEMENT

 3.1           Death, Retirement or Disability of Executive. Executive’s engagement under this Agreement will automatically terminate upon the death or retirement of Executive, and the date of death or disability will be deemed to be the Termination Date.  Company may also terminate Executive’s engagement if Executive suffers a disability that renders Executive unable, as determined in good faith by the Board, to perform the essential functions of the position, even with reasonable accommodation, for four months in any twelve month period.  In such a case, the Termination Date will be that specified in the notice from the Company to Executive.  If Executive’s engagement is terminated due to Executive’s disability, then, provided Executive is an employee of the Company at the time of such disability, at Executive’s election and the Company’s cost, to the extent permitted by Company’ insurance policies and benefit plans, for six months after Executive’s Termination Date, except as required by law (e.g., COBRA health insurance continuation election) the Company will continue to provide health insurance.

 3.2           By Executive.

Executive will be allowed to resign for cause only. If he resigns without cause prior to October 31, 2012, then he will give up a pro rata share of the acquisition price of SEC Compliance, Inc.

 3.3           By Company.

(a)           This Agreement may only be terminated by the Company for Cause except as provided otherwise in this section..

(b)           If, and only if, the Company attempts to terminate this Agreement prior to the end of the initial two-year Term of this Agreement (expiring October 13, 2012), without Cause (as defined herein), the Company will pay Executive a separation payment equal to the greater of $50,000 or  $10,000 multiplied by the number of months and partial months remaining under the Term (the “Separation Payment”), subject to customary and usual withholdings if applicable, on Executive’s last day of engagement with the Company.  If after the termination of Executive’s engagement without Cause, Executive materially breaches any of his obligations under the Non-Competition, Non-Solicitation and Confidentiality Agreement attached hereto as Exhibit “A”, Executive must immediately repay any previously paid portion of the Separation Payment upon the Company’s demand.

(c)           If, and only if, the Company breaches any part of this agreement, and such breach is not cured within 60 days, or does not pay Executive pursuant to the purchase price payment set forth in the Asset Purchase Schedule and or this Compensation Agreement, the Company will transfer a pro rata amount of all shares/assets back to the Executive based on the amount paid compared with the total compensation due.  In the event of breach, the Company will be responsible for all expenses including legal expenses for transference of  shares/assets back to Executive.

 3.4           Compensation upon Termination of Engagement.  If Executive’s engagement hereunder is terminated without Cause, except for any other rights or benefits specifically provided for herein following his period of engagement, the Company will be obligated to provide compensation and benefits to Executive only as follows:

(a)           Pay Executive (or his estate or beneficiaries) any Base Compensation that has accrued but not been paid as of the Termination Date, less standard withholdings (if applicable) for tax and Social Security purposes;

(b)           If applicable, pay Executive (or his estate or beneficiaries) for unused vacation days accrued as of the Termination Date  in an amount equal to his Base Compensation multiplied by a fraction the numerator of which is the number of accrued unused vacation days and the denominator of which is 360;

(c)           Reimburse Executive (or his estate or beneficiaries) for expenses incurred by him prior to the Termination Date that are subject to reimbursement pursuant to this Agreement;

(d)           Provide to Executive (or his estate or beneficiaries) any accrued and vested benefit required to be provided by the terms of any Company-sponsored benefit plans or programs, together with any benefits required to be paid or provided in the event of Executive’s death or total disability under applicable law;

(e)           Pay Executive (or his estate or beneficiaries) as required under Sections 2.2, 2.3, 3.3(b) and Section 3.4 of this Agreement, if and as applicable.

Other than the payments provided in subsections (a)-(e) above, Company will have no obligation to make any other payment, including severance or other compensation, of any kind (including, without limitation, any bonus or portion of a bonus that may otherwise have become due and payable to Executive with respect to the year in which the Termination Date occurs, except as expressly set forth in this Agreement).  All other benefits provided by Company to Executive under this Agreement or otherwise will cease on the Termination Date.

ARTICLE IV

RESTRICTIVE COVENANTS

 4.1           Confidential Information and Invention Assignment Agreement.  Concurrently herewith, Executive agrees to execute the Non-Competition, Non-Solicitation and Confidentiality Agreement attached as Exhibit “A” to this Agreement.  Executive agrees to comply with all of the terms and conditions of said agreement.

ARTICLE V

MISCELLANEOUS

 5.1           Integration; Modification; Waiver.  This Agreement, including all exhibits (all of which are incorporated into the Agreement), constitutes and contains the entire agreement and understanding concerning the subject matter between the parties, sets forth all inducements made by any party to any other party with respect to any of the subject matter, and supersedes and replaces all prior and contemporaneous negotiations, proposed agreements or agreements, whether written or oral.  Each of the parties acknowledges to each of the other parties that no other party nor any agent or attorney of any other party has made any promise, representation or warranty whatsoever, express or implied, written or oral, not contained herein concerning the subject matter hereof to induce him to execute this Agreement, and each of the parties acknowledges that he has not executed this Agreement in reliance on any promise, representation or warranty not contained herein.  No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the parties.  No action or failure to act will constitute a waiver of any right or duty under this Agreement, nor will any action or failure to act constitute an approval of, or acquiescence in, any breach.  No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.  No waiver will be binding unless executed in writing by the party making the waiver.

 5.2           Successors; Binding Agreement.  This Agreement will be binding upon any successors or assigns of the Company and will inure to the benefit of and be enforceable by Executive’s personal or legal representatives, beneficiaries, designees, executors, administrators, heirs, distributees, devisees and legatees.

(a)           In the event the Company will merge or consolidate with any other corporation, partnership or business entity, or all or substantially all of the Company’s business or assets will be transferred in any manner to any other corporation, partnership or business entity, then such successor to the Company will thereupon succeed to, and be subject to, all rights, interests, duties and obligations of, and will thereafter be deemed for all purposes hereof to be, the “Company” under this Agreement.

(b)           This Agreement is personal in nature and the Executive will not, without the written consent of the Company, assign or transfer this Agreement or any rights or obligations hereunder.

(c)           Except as set forth in subsection (a) above, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give to any person, other than the parties to this Agreement, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition of this Agreement.

 5.3           Severability.  It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement will be adjudicated by a court of competent jurisdiction to be invalid, illegal, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, will be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, illegal, prohibited or unenforceable in such jurisdiction, it will, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

 5.4           Notices.  All the notices and other communications required or permitted hereunder will be in writing and will be delivered personally or sent by registered or certified mail, return receipt requested, to the parties hereto at the following addresses, or at such other address as the party may otherwise indicate:

                                                                      To the Company:                                            E. Jamie Schloss
                                                                                                                                                Surge Global Energy, Inc.
                                                                                                                                                990 Highland Drive, Suite 206
                                                                                                                                                Solana Beach CA 92075

                                                                      To Executive:                                                 David McGuire
               10599 Wilshire Blvd., #307
               Los Angeles, CA 90024

                                5.5           Headings.  The subject headings of the sections and subsections of this Agreement are included for convenience of reference only, do not form a part of this Agreement and will not in any way affect the meaning or interpretation of this Agreement or any of its provisions.

 5.6           Authority.  The undersigned individuals execute this Agreement on behalf of the respective parties, and represent that they are authorized to enter into and execute this Agreement on behalf of such parties.

                                 5.7           Further Assurances.  The parties agree to execute all instruments and documents of further assurance and will do any and all such acts as may be reasonably required to carry out their obligations and to consummate the transactions contemplated herein.

 5.8           Executive’s Representations.  Executive represents and warrants that neither the execution nor delivery of this Agreement nor the performance of his duties hereunder violates the provisions of any other agreement to which he is a party or by which he is bound including, without limitation, any non-competition, engagement or confidentiality agreements.

                                 5.9           Cumulative Rights and Remedies.  The rights and remedies in this Agreement will be cumulative, and in addition to, any duties, obligations, rights and remedies otherwise provided by law.

                                 5.11         Counterparts/Facsimile Signatures.  This Agreement may be executed in any number of counterparts, using facsimile signatures, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

 5.12         Governing Law and Venue.  This Agreement will be construed in accordance with and governed for all purposes by the laws of the State of California applicable to contracts executed and wholly performed within such state. The parties agree that any civil action to enforce or interpret this Agreement will be brought exclusively in the state or federal courts serving San Diego County, California.

                                 5.13         Advice of Counsel.  Each party acknowledges and agrees that it has given mature and careful thought to this Agreement and that it has been given the opportunity to independently review this Agreement with his or its own independent legal counsel.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COMPANY
Surge Global Energy, Inc.,
A Delaware corporation

Dated: October 1, 2010	By:	/s/ E. Jamie Schloss
E. Jamie Schloss,
Chief Executive Officer

EXECUTIVE
David McGuire

Dated: October 1, 2010	By:	/s/ David McGuire
David McGuire

NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT

EXHIBIT “A”
 (TO ENGAGEMENT AGREEMENT)

I, David McGuire, acknowledge that in consideration and as a condition of my Business Relationship (as defined below) or continued Business Relationship with SEC Compliance, Inc., a California corporation (the “Company”), I have been asked to review and execute this Agreement. After having been afforded reasonable time to do so, I agree with the Company as follows:

1.	I understand that, for purposes of this Agreement, any term that is capitalized in this Agreement but is not otherwise defined in this Agreement has the meaning set forth in Article I.

2.
I will use any Confidential Information that may come into my possession only in the ordinary course of performing duties as a consultant of the Company. I shall not at any time, whether during or after the termination of my Business Relationship, reveal any Confidential Information, except to employees of the Company who need to know such Confidential Information for the purposes of their employment, or except as otherwise authorized by the Company in writing. I shall not use or attempt to use any Confidential Information in any manner that may injure or cause loss or may be calculated to injure or cause loss, directly or indirectly, to the Company.

3.
I agree that during my Business Relationship with the Company, I shall not use or permit to be used any Company Documentation other than for the benefit of the Company. I further agree that I shall not, after the termination of my Business Relationship, use or permit others to use any such Company Documentation. I acknowledge that all Company Documentation is the sole and exclusive property of the Company. Immediately upon the termination of my Business Relationship, I shall deliver all Company Documentation (including any copies) in my possession to the Company’ main office.

4.
During the term of my Business Relationship with the Company, and also for a period of three (3) years  after the termination of my Business Relationship with the Company (the “Restricted Period”), unless the termination is without cause or for reason of breach by the Company, I will not, either directly or indirectly, on behalf of myself, or as an agent, partner, contractor, employer or employee of any other third party, sell or lease, or attempt to sell or lease, to any customer of the Company, or to any prospective customer of the Company from which the Company has solicited business during the twelve months prior to my termination, any products or services that the Company sells or leases, including equipment lease financing services. Furthermore, I agree that during the Restricted Period, I shall not, directly or indirectly:

(A) Induce or attempt to induce any employee or consultant to the Company to end such relationship,

(B) Interfere with the relationship between the Company and any employee or consultant to the Company,

(C) Employ, or otherwise engage as an employee, consultant, or otherwise, any person who was an employee of, or consultant to the Company at any time during the Restricted Period, or

(D) Induce or attempt to induce any customer, supplier or other business relation of the Company to cease doing business with the Company,

(E) In any way interfere with the relationship between the Company and any customer, supplier, or business relation of the Company, or

(F) Disparage the Company or any of its affiliates.

I further agree that I shall not, during the Restricted Period, invest in or otherwise acquire the securities of any entity which is engaging or has engaged in any of the foregoing; provided, however, that I may purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934.

5.
If at any time or times during my Business Relationship (including, if I provided services to the Company before signing this Agreement, the period of my Business Relationship with the Company prior to my signing this Agreement), I shall make, conceive, or create any Development that relates to the business of the Company or any of the products or services being developed or sold by the Company, or if I make, conceive, or create any Development that results from my use of the premises or personal property of the Company, then all such Developments and the benefits thereof shall be considered the sole property of the Company, as works made for hire or otherwise. I agree to disclose any such Development which I may make, conceive or create to the Company, and I assign all rights I may have or may acquire in the Developments, and all benefits and/or rights resulting from the Developments, to the Company.

6.
I agree that any breach of this Agreement by me will cause irreparable damage to the Company and that, in the event of such breach, the Company shall have, in addition to all remedies at law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder.

7.
I acknowledge and represent that my performance of all the terms of this Agreement and my Business Relationship with the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my Business Relationship with the Company.

8.	Any waiver by the Company of a breach of any provision of this Agreement by me shall not be construed as a waiver of any subsequent breach of any provision of this Agreement.

9.
I agree that each provision of this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall not impair the enforceability of any of the other clauses. Moreover, if any provision contained in this Agreement shall be held to be excessively broad so as to be unenforceable at law, it is our intention that those provisions be construed by the appropriate judicial body, by limiting or reducing it or them so as to be enforceable to the maximum extent compatible with applicable law.

10.	I understand that any amendment to or modification of this Agreement, or any waiver of any provision hereof, must be in writing and signed by the Company and by me.

11.
My obligations under this Agreement shall survive the termination of my Business Relationship, regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

12.	The Company shall have the right to assign this Agreement to its successors and assigns only with my prior written consent which will not be unreasonably withheld.

13.
This Agreement shall be governed by and construed in accordance with the laws of the State of California and shall be interpreted, enforced and governed under its internal laws, without giving effect to the principles of conflicts of laws of such state. Any claims or legal actions by one party against the other arising out of my Business Relationship with the Company (whether or not arising under this Agreement) shall be governed by the laws of the State of California and shall be commenced and maintained in any state or federal court located in San Diego, California, and I hereby submit to the jurisdiction and venue of any such court.

               IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

Signature:	/s/ David McGuire
Name:	David McGuire
Date:	October 1, 2010

-  -

ARTICLE I
DEFINITIONS

“Business Relationship” shall mean my providing services to the Company or any related affiliate or subsidiary of the Company in the capacity of an employee, officer, director, advisor or consultant.

“Company Documentation” means notes, memoranda, reports, lists, records, contact lists, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature and in any form, whether written, printed, or in digital format or otherwise, relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs.

“Confidential Information” means any information concerning the organization, business or finances of the Company or of any third party that the Company considers to be and maintains as confidential. Confidential Information includes, but is not limited to, trade secrets or confidential information respecting customer lists, pricing methodology, residual positions, residual charts, projects, plans and proposals; provided, however, that “Confidential Information” shall not include any information which:
(I) is publicly available at the time of disclosure (through no act of mine);
(ii) Is disclosed to me by a third party who did not disclose it to me in violation of a duty of confidentiality;
(iii) I knew or was in my possession before such information was provided to me (provided that I can clearly establish receipt and possession of that information before it was provided to me); or
(iv) Is required to be made available by me under legal process by subpoena or other court order (provided that I agree to make reasonable efforts to provide copies of such information to, or inform, the Company before disclosure).

“Developments” shall mean any invention, modification, discovery, design, development, process, software program, work of authorship, documentation, formula, data, technique, know-how, show-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes or subject to analogous protection).

EXHIBIT “B”
(TO ENGAGEMENT AGREEMENT)

SURGE GLOBAL ENERGY, INC.
NOTICE OF GRANT OF STOCK OPTION
Non-Plan Option

          XXXXXXXX (the “Optionee”) has been granted an option (the “Option”) to purchase certain shares of Stock of Surge Global Energy, Inc., a Delaware corporation, pursuant to the Stock Option Agreement attached hereto (the “Agreement”), as follows:

Date of Option Grant:

Number of Option Shares:

Exercise Price:

Initial Exercise Date:

Initial Vesting Date:

Option Expiration Date:

Tax Status of Option:	Non statutory Stock Option

Vesting Period:	The Option vests in equal monthly installments over XX months with the first such installment vesting on XXXXXX and the last installment vesting on XXXXXX.

Vested Shares:
Except as provided in the Stock Option Agreement, the number of vested Shares (disregarding any resulting fractional share) as of any date is determined by dividing the Number of Option Shares by the Number of Vested Option Installments.

Exceptions to Provisions of Stock Option Agreement:	None.

By their signatures below, the Company and the Optionee agree that the Option is governed by this Notice and by the provisions of the Stock Option Agreement (except as otherwise set forth opposite Exceptions to Provisions of Stock Option Agreement), which is attached to and made a part of this document.  The Optionee acknowledges receipt of a copy of the Stock Option Agreement, represents that the Optionee has read and is familiar with its provisions, and hereby accepts the Option subject to all of its terms and conditions.

SURGE GLOBAL ENERGY, INC. By: _________________________________________ Print Name: _________________________________ ATTACHMENTS: Stock Option Agreement
OPTIONEE:        XXXXXXXXXXx
____________________________________________
Signature
____________________________________________
Date
____________________________________________
Address
____________________________________________

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISPOSITION MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

SURGE GLOBAL ENERGY, INC.

STOCK OPTION AGREEMENT

Non-Plan Option

Surge Global Energy, Inc., a Delaware corporation, has granted to the individual (the “Optionee”) named in the Notice of Grant of Stock Option (the “Notice”) to which this Stock Option Agreement (the “Option Agreement”) is attached an option (the “Option”) to purchase certain shares of Stock upon the terms and conditions set forth in the Notice and this Option Agreement.  By signing the Notice, the Optionee: (a) represents that the Optionee has read and is familiar with the terms and conditions of the Notice and this Option Agreement, including the Effect of Termination of Service set forth in Section 7, (b) accepts the Option subject to all of the terms and conditions of the Notice and this Option Agreement, (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Notice or this Option Agreement, and (d) acknowledges receipt of a copy of the Notice and this Option Agreement.

1. Definitions and Construction.

1.1 Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Board” means the Board of Directors of the Company, or a committee of the Board duly appointed to administer this Option and having such powers as shall be specified by the Board.

(b) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated there under.

(c) “Company” means Surge Global Energy, Inc., a Delaware corporation, or any successor corporation thereto.

(d) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to this Agreement in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

(e) “Director” means a member of the Board or of the board of directors of any other Participating Company.

(f) “Disability” means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee’s position with the Participating Company Group because of the sickness or injury of the Optionee.

(g) “Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of this Agreement.  The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable.  If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(ii) If on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(j) “Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(k) “Insider” means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(l) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

(m) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(n) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(o) “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies

(p) “Securities Act” means the Securities Act of 1933, as amended.

(q) “Service” means the Optionee’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant.  The Optionee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee’s Service.  Furthermore, the Optionee’s Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Optionee’s Service shall be deemed to have terminated unless the Optionee’s right to return to Service with the Participating Company Group is guaranteed by statute or contract.  Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under this Option Agreement.  The Optionee’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company.  Subject to the foregoing, the Company, in its discretion, shall determine whether the Optionee’s Service has terminated and the effective date of such termination.

(r) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 9.

(s) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

1.2 Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of’ this Option Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. Tax Status of Option.  This Option is intended to be a Nonstatutory Stock Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code.

3. Administration.

All questions of interpretation concerning this Option Agreement shall be determined by the Board.  All determinations by the Board shall be final and binding upon all persons having an interest in the Option.  Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

4. Exercise of the Option.

4.1 Right to Exercise.  Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Exercise Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the Number of Vested Shares (determined in accordance with the Notice) less the number of shares previously acquired upon exercise of the Option.

4.2 Method of Exercise.  Exercise of the Option shall be by written notice to the Company in the form of Exhibit 1 hereto (the “Exercise Notice”) which must state the election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Optionee’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement.  The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, prior to the termination of the Option as set forth in Section 6, accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased.  The Option shall be deemed to be exercised upon receipt by the Company of such written notice, the aggregate Exercise Price, and, if required by the Company, such executed agreement.

4.3 Payment of Exercise Price.  Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check, or cash equivalent, (ii) by means of a Cashless Exercise, as defined below, or (iii) by any combination of the foregoing.  Optionee shall be responsible for filing any reports of remittance or other foreign exchange filings required in order to pay the exercise price.  A “Cashless Exercise” means the delivery of a properly executed notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to decline to approve or terminate any such program or procedure.

4.4 Tax Withholding.  At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company Group, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired upon exercise of the Option, or (iii) the operation of any law or regulation providing for the imputation of interest.  The Option is not exercisable unless the tax withholding obligations of the Participating Company Group are satisfied.  Accordingly, the Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company Group have been satisfied by the Optionee.

4.5 Certificate Registration.  Except in the event the Exercise Price is paid by means of a Cashless Exercise, the certificate for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, in the names of the heirs of the Optionee.

4.6 Restrictions on Grant of the Option and Issuance of Shares.  The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.  ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.  Any shares which are issued will be “restricted securities” as that term is defined in Rule 144 under the Securities Act, as further described in Section 7 of the Exercise Notice, unless they are registered under the Securities Act.  The Company is under no obligation to register the shares of Stock issuable upon exercise of this Option.

4.7 Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise of the Option.

    5.   Nontransferability of the Option.

The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee’s guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.  Following the death of the Optionee, the Option, to the extent provided in Section 7, may be exercised by the Optionee’s legal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

  6.   Termination of the Option.

The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Expiration Date, (b) the last date for exercising the Option following termination of the Optionee’s Service as described in Section 7, or (c) a Change in Control to the extent provided in Section 8.

   7.   Effect of Termination of Service.

7.1 Option Exercisability.

(a) Disability.  If the Optionee’s Service with the Participating Company Group terminates because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of six (6) months after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Death.  If the Optionee’s Service with the Participating Company Group terminates because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death at any time prior to the expiration of six (6) months after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.  The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee’s termination of Service.

(c) Other Termination of Service.  If the Optionee’s Service with the Participating Company Group terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee at any time prior to the expiration of six (6) months (or such other longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

7.2 Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

7.3 Extension if Optionee Subject to Section 16(b).  Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 7.1 of shares acquired upon the exercise of the Option would subject the Optionee to suit tinder Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Option Expiration Date.

       8.  Change in Control.

8.1 Definitions.

(a) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company: (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b) A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of tile Company were transferred (the “Transferee Corporation(s)”), as the case may be.  For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations.

8.2 Effect of Change in Control on Option.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof as the case may be (the “Acquiring Corporation”), may either assume the Company’s rights and obligations under the Option or substitute for the Option a substantially equivalent option for the Acquiring Corporation’s stock.  In the event the Acquiring Corporation elects not to assume the Company’s rights and obligations under the Option or substitute for the Option in connection with the Change in Control, and provided that the Optionee’s Service has not terminated prior to such date, the Vested Ratio shall be deemed to be 1/1 as of the date ten (10) days prior to the date of the Change in Control.  Any vesting of the Option that was permissible solely by reason of this Section 8.2 shall be conditioned upon the consummation of the Change in Control.  The Option shall terminate and cease to be outstanding effective as of the date of the Change in Control to the extent that the Option is neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control.  Notwithstanding the foregoing, shares acquired upon exercise of the Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of this Option Agreement except as otherwise provided herein.  Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the Option immediately prior to an Ownership Change Event described in Section 8.1 (a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the Option shall not terminate.

9. Adjustments for Changes in Capital Structure.

In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number, Exercise Price and class of shares of stock subject to the Option.  If a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend the Option to provide that the Option is exercisable for New Shares.  In the event of any such amendment, the Number of Option Shares and the Exercise Price shall be adjusted in a fair and equitable manner, as determined by the Board, in its discretion.  Notwithstanding the foregoing, any fractional share resulting from all adjustment pursuant to this Section 9 shall be rounded down to the nearest whole number, and in no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option.  The adjustments determined by the Board pursuant to this Section 9 shall be final, binding and conclusive.

10. Rights as a Stockholder, Employee or Consultant.

The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate for the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 9.  If the Optionee is an Employee, the Optionee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Optionee, the Optionee’s employment is “at will” and is for no specified term.  Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee’s Service as an Employee or Consultant, as the case may be, at any time.

11. Lock-Up Agreement.

The Optionee hereby agrees that in the event of any underwritten public offering of stock, including but not limited to an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering.  The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act.

12. Legends.

The Company may at any time place legends referencing and any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement.  The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section.  Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

13. Restrictions on Transfer of Shares.

No shares acquired upon exercise of the Option may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Optionee), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Option Agreement and any such attempted disposition shall be void.  The Company shall not be required (a) to transfer on its books any shares which will have been transferred in violation of any of the provisions set forth in this Option Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

14. Miscellaneous Provisions.

14.1 Binding Effect.  Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

14.2 Termination or Amendment.  The Board may terminate or amend the Option at any time; provided, however, that except as provided in Section 8.2 in connection with a Change in Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation.  No amendment or addition to this Option Agreement shall be effective unless in writing.

14.3 Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature or at such other address as such party may designate in writing from time to time to the other party.

14.4 Integrated Agreement.  The Notice and this Option Agreement constitute the entire understanding and agreement of the Optionee and the Participating Company Group with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Optionee and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein.  To the extent contemplated herein or therein, the provisions of the Notice and the Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

14.5 Applicable Law.  This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

14.6 Counterparts.  The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[end]

EXHIBIT “1”

(TO ENGAGEMENT AGREEMENT)
Optionee:  XXXXXXXXX

Date: XXXXX

STOCK OPTION EXERCISE NOTICE
Non-Plan Option

Surge Global Energy, Inc.
Attention:  Chief Financial Officer
990 Highland Drive
Suite 206
Solana Beach, CA 92075

Ladies and Gentlemen:

1. Option.  I was granted an option (the “Option”) to purchase shares of the common stock (the “Shares”) of Surge Global Energy, Inc., a Delaware corporation (the “Company”), pursuant to my Notice of Grant of Stock Option and Stock Option Agreement (the “Option Agreement”) as follows:

Date of Option Grant:

Number of Option Shares:

Exercise Price:

Initial Exercise Date:

Initial Vesting Date:

Option Expiration Date:

2. Exercise of Option.  I hereby elect to exercise the Option to purchase the following number of Shares:

Total Shares Purchased:	__________
Total Exercise Price (Total Shares X Price per Share)	$_________

3. Payments.  I enclose payment in fill of the total exercise price for the Shares in the following form(s), as authorized by my Option Agreement:

❑ Cash:	__________
❑ Check:	$_________

4. Tax Withholding.  I enclose payment in full of my withholding taxes, if any, as follows:

(Contact Chief Financial Officer for amount of tax due.)

❑ Cash:	$_________
❑ Check:	$_________

5. Optionee Information.

My address is:

My Social Security Number is:

6. Binding Effect.  I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Option Agreement, to all of which I hereby expressly assent.  This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

7. Transfer.  I understand and acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that consequently the Shares must be held indefinitely unless they are subsequently registered under the Securities Act, an exemption from such registration is available, or they are sold in accordance with Rule 144 under the Securities Act, I further understand and acknowledge that the Company is under no obligation to register the Shares.  I understand that the certificate or certificates evidencing the Shares will be imprinted with legends which prohibit the transfer of the Shares unless they are registered or such registration is not required in the opinion of legal counsel satisfactory to the Company.

I am aware that Rule 144 under the Securities Act, which permits limited public resale of securities acquired in a nonpublic offering, is not currently available with respect to the Shares and, in any event, is available only if certain conditions are satisfied.  I understand that any sale of the Shares that might be made in reliance upon Rule 144 may only be made in limited amounts in accordance with the terms and conditions of such rule and that a copy of Rule 144 will be delivered to me upon request.

I understand that I am purchasing the Shares pursuant to the terms of the Notice and my Option Agreement, copies of which I have received and carefully read and understand.

Very truly yours, _______________________________________ (Signature)
Receipt of the above is hereby acknowledged.

Surge Global Energy, Inc.

By: ____________________________________________

Title: __________________________________________

Dated:  ________________________________________